EX-10.6

Execution Copy

          LOCK-UP AGREEMENT, dated as November 26, 2007, by ARP BioMed, Ltd., a limited liability company incorporated under the laws of the State of Israel, with its business address for purposes hereof at c/o Mr. Yair Aloni, 12A Shbazi Street, Neve Tzedek, Tel Aviv, Israel (“Seller”), for the benefit of GammaCan International, Inc., a corporation incorporated under the laws of the State of Delaware, with its business address for purposes hereof at 39 Jerusalem Street, Kiryat Ono, 55423, Israel (the “Purchaser”). All capitalized terms used, but not otherwise defined, herein shall have the respective definitions assigned thereto in the Share Purchase Agreement (as hereinafter defined).

          In order to induce Purchaser to execute and deliver the Purchase Agreement, the Seller hereby agrees as follows:

1.1.	Lock-Up. Without limiting the provisions of applicable U.S. or other securities laws, and in addition thereto:

1.1.1.

From the date of the execution of the Share Purchase Agreement (the “Share Purchase Agreement”) dated as of November 26, 2007 (the “Execution Date”) until the date 18 months following the Execution Date, Seller will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Seller or any Affiliate (as such term is defined below) of the Seller or any person in privity with the Seller, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any of the Issued Shares, Warrants, Additional Warrants or shares issuable upon exercise of the Warrants or the Additional Warrants, or any security related to or derivative of any of the Purchaser’s Securities, or any other shares of Common Stock of the Purchaser beneficially owned, held or hereafter acquired by the Seller with respect to the Purchaser’s Securities (collectively, the “Restricted Transactions” and the “Securities”, respectively). Notwithstanding the above, the Seller may transfer the Securities to its shareholders, and by its shareholders to their respective Permitted Transferees, subject to the conditions and limitations set forth in the Share Purchase Agreement who shall be subject to the terms of this Agreement.

1.1.2.

From the date which is the date 18 months following the Execution Date, and until the date which is the 24-month anniversary of the Execution Date, Seller shall be permitted to effect a Restricted Transaction only with respect to one sixth (1/6) of the Issued Shares, or the shares of the Purchaser issued as a result of the exercise of the Warrant and the Additional Warrant, on an accumulative basis, such that on the 24-month anniversary of the Execution Date all Securities shall be released of any restriction under this Section 1.1.

1.1.3.

For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and the term “Affiliates” shall have the meaning ascribed to it in the U.S. securities laws.

1.1.4.

Without limiting any other provision of the Purchase Agreement, the Seller acknowledges that its undertaking under this Section 1 is a material inducement to the Purchaser to complete the transactions contemplated by the Purchase Agreement, and that the Purchaser shall be entitled to specific performance of the Seller’s undersigned’s obligations hereunder. In order to enforce this covenant, the Purchaser shall impose stop-transfer instructions preventing its Transfer Agent from effecting any actions in violation of this Agreement.

1.1.5.

Notwithstanding the above, in the event of a “Change of Control”, as defined below, the lock up obligation of the Seller and any of its transferees in respect of the Securities shall expire ipso facto.

“Change of Control” shall mean the occurrence of the following: any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than the Company, any subsidiary thereof, or any employee benefit plan of the Company or any subsidiary thereof, becomes the beneficial owner of all of the voting power of the then outstanding securities of Company entitled to vote generally in the election of directors in exchange for (A) cash or (B) securities which may be resold by the recipients thereof without restriction, provided, (i) that such securities are issued by an issuer with a market capitalization of at least US$7.5 billion immediately prior to the public announcement of such acquisition, and (ii) that such issuer shall not require the continuation of the restrictions on resale set forth herein as a condition of the transaction or transactions resulting in such Change of Control.

2.	Miscellaneous.

2.1.

This Agreement, the preamble and all exhibits and schedules hereto, and the Purchase Agreement and the other exhibits thereto, constitute the full and entire understanding and agreement between the Parties with regard to matters set forth herein and therein, and supersede, nullify and terminate all prior agreements between the Parties with regard to such subject matter.

	2.2.	No amendment of this Agreement shall be effective unless made in writing and signed by or on behalf of each of the Parties.

2.3.

Any notice required or permitted hereunder shall be in writing and shall be sent by registered mail, personal delivery or confirmed facsimile to the relevant Parties hereto at the respective addresses set forth below (as may be changed by each of the parties from time to time). Any notice shall operate and be deemed to have been served, if personally delivered or sent by fax on the next following business day, and if by registered mail, within three business days of dispatch. Addresses of the parties for the purposes of this Agreement are as follows:

To the Seller:	ARP BioMed Ltd.
c/o Mr. Yair Aloni
12A Shbazi Street, Neve Tzedek, Tel Aviv
Telephone: +972-544234075
Facsimile: +972-3-5165276

with a copy to (which shall not constitute service of process on):
Yigal Arnon & Co.
1 Azrieli Center, Tel Aviv, 67021, Israel
Fax: 972-3-6087713
Attn: Ms. Orly Tsioni, Adv.

To the Purchaser:	GammaCan International, Inc.
39 Jerusalem Street
Kiryat Ono, 55423, Israel
Fax: 972-3-6356015
Attn: Chief Executive Officer

with a copy to (which shall not constitute service of process on):
Ori Rosen & Co., Law Offices
1 Azrieli Center, Tel Aviv 67021, Israel
Fax: 972-3-6074701
Attn: Mr. Ori Rosen, Adv.

2.4.	Each Party shall bear all costs and expenses related to this Agreement and the performance of its obligations hereunder, including all tax consequences.

2.5.

This Agreement shall be governed by and construed in accordance with the laws of the State of Israel. The Parties hereby irrevocably agree that the courts of Tel Aviv shall have exclusive jurisdiction to settle any dispute that may arise out of or in connection with this Agreement and agree to submit to the jurisdiction of such courts.

2.6.

In no event will a Party be liable to the other Party, whether for breach of contract, in tort or otherwise, for incidental, indirect, special or consequential damages, such as loss of revenues, profits or business opportunity.

2.7.

If any provision of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and, to that extent, the provisions of this Agreement are intended to be and shall be deemed severable.

2.8.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. No Party may assign its respective obligations hereunder without the prior written consent of the other Party. Any assignment in contravention of this provision shall be void.

2.9.

This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, this Agreement has been executed by Seller as of the day and year first hereinabove written.

ARP BioMed, Ltd.
(Seller)

By:
Its: